UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2019

Tailored Brands, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-16097 (Commission File Number)	47-4908760 (IRS Employer Identification No.)

6380 Rogerdale Road Houston, Texas (Address of principal executive offices)		77072 (Zip Code)
281-776-7000 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 27, 2019, the Board of Directors (the “Board”) of Tailored Brands, Inc. (the “Company”) appointed Dinesh Lathi as the Company’s President and Chief Executive Officer, effective immediately. Mr. Lathi, 48, has served as Executive Chairman of the Company since August 2018 and has been a member of the Board since March 2016.  Mr. Lathi’s biographical information and business experience are included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2018, and those descriptions are incorporated herein by reference.

There is no arrangement or understanding between Mr. Lathi and any other persons pursuant to which he was selected as an officer. Neither Mr. Lathi nor any related person of Mr. Lathi has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party nor is Mr. Lathi related to any of the executive officers or directors of the Company.

Mr. Lathi’s initial base salary is $1,000,000.  Mr. Lathi’s current annual bonus opportunity of $1,000,000 will remain in effect through June 30, 2019 and will be prorated to reflect the nine months of the performance period that has lapsed since his October 1, 2018 start date.  Effective June 30, 2019, Mr. Lathi will become eligible for an annual bonus under the Company’s Annual Cash Incentive Plan with a target of 100% of his base salary with a payout ranging from 0% to 150% of his target. Mr. Lathi will be awarded an equity grant in June 2019 with a fair market value of $5,500,000.  The components of the equity grant (stock options, deferred stock units and performance units) will be determined by the Compensation Committee at the time of grant.  On the date Mr. Lathi’s June 2019 equity award is granted, a prorated number of shares from Mr. Lathi’s October 1, 2018 grant of deferred stock units will vest. The number of shares to vest will be based on the elapsed time beginning October 1, 2018 through the date of Mr. Lathi’s June 2019 grant. Any dividends accrued will be paid on the shares that vest at this time. Any remaining shares that did not vest from Mr. Lathi’s October 1, 2018 grant will be forfeited.

Mr. Lathi will also participate in the Company’s Senior Executive Change in Control Severance Plan.

In addition, the Board appointed Theo Killion as Chairman of the Board, effective immediately. Mr. Killion’s biographical information and business experience are included in the Company’s definitive proxy statement filed with the SEC on May 10, 2018, and those descriptions are incorporated herein by reference. Mr. Killion will be compensated in accordance with the Company’s director compensation policies as described in the Company’s definitive proxy statement filed with the SEC on May 10, 2018.

The Company is currently finalizing Mr. Lathi’s letter agreement, including severance and other provisions, and will disclose the agreement and any material changes to the aforementioned discussion in an amendment to this Form 8-K following its completion.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is included in this Form 8-K.

99.1	Press Release of the Company dated March 28, 2019.

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of the Company dated March 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 28, 2019

TAILORED BRANDS, INC.

		By:	/s/ Brian T. Vaclavik
Brian T. Vaclavik
Senior Vice President and Chief Accounting Officer